Registration No. 333-________

   As filed with the Securities and Exchange Commission on June 27, 1996

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-8

                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                         Woolworth Corporation
           (Exact name of registrant as specified in its charter)

           New York                                 13-3513936
(State or other jurisdiction of                 (I.R.S. Employer
 incorporation or organization)                Identification No.)

               233 Broadway, New York, New York 10279
    (Address of Principal Executive Offices)          (Zip Code)

             Woolworth Corporation Directors' Stock Plan
                        (Full title of the plan)

General Counsel, Woolworth Corporation, 233 Broadway, New York, NY 10279
                  (Name and address of agent for service)

                             (212) 553-2000
       (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

                             Proposed       Proposed
Title of                     maximum        maximum
securities       Amount      offering       aggregate     Amount of
to be            to be       price          offering      registration
registered     registered    per share(1)   price         fee
Common Stock,    250,000     $21.4375       $5,359,375    $1,848.06
$.01 par value   Shares
(including the
associated
Preferred Stock
Purchase Rights)

(1) In accordance with Rule 457 under the Securities Act of 1933, solely for the purpose of calculating the registration fee, the maximum offering price per share is based on the average of the high and low prices of Registrant's common stock as reported on the Composite Tape for New York Stock Exchange Listed Stocks on June 21, 1996.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this Regis-tration Statement:

     (a) Registrant's Annual Report on Form 10-K for the fiscal year ended January 27, 1996;


     (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the Exchange Act ) since the end of the fiscal year covered by the Form 10-K referred to in (a) above; and

     (c) the description of Registrant's common stock contained in Registrant's Registration Statement on Form 8-B filed on August 7, 1989.

     All documents subsequently filed by registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall hereby be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such docu-ments.

     ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article IX of the By-laws of Registrant requires Registrant to indemnify, to the fullest extent permitted by applicable law, any person who (a) is or was made, or threatened to be made, a party to any action or proceeding because that person or his or her testator or intestate is or was a director or officer of Registrant or served, or is serving, at the request of Registrant as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against judgments, fines, amounts paid in settlement and expenses incurred as a result of such action or proceeding, or appeal therein, and (b) has met the standards set forth in Section 721 of the New York Business Corporation Law (the "NYBCL"). Section 721 of the NYBCL provides that no indemnification is to be provided to any person who is a director or officer if a judgment or other final adjudication adverse to such person establishes that (a) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (b) he or she personally gained, in fact, a financial profit or other advantage to which he or she was not legally entitled.

     Article IX of the By-laws also provides that Registrant shall, from time to time, reimburse or advance to any person indemnified thereunder the funds necessary for payment of expenses incurred in connection with any action or proceeding subject to such indemnification, upon receipt by Registrant of a written undertaking by or on behalf of such person to repay such amounts(s) if a judgment or other final adjudication adverse to the director or officer establishes that he or she did not meet the standards set forth in Section 721 of the NYBCL.

     Article IX of the By-laws also expressly authorizes Registrant to enter into agreements providing for indemnification or the advancement of expenses to the fullest extent permitted by applicable law. As more fully explained below, Registrant has entered into (or intends to enter into) agreements with each of Registrant's directors and officers to provide for indemnification to the fullest extent permitted by applicable law.

     Article TENTH of Registrant's Certificate of Incorporation requires Registrant to indemnify its directors and officers, and permits Registrant to indemnify others, to the fullest extent permitted by applicable law. The extent and limitations of indemnification under Article TENTH of Registrant's Certificate of Incorporation are substantially identical to the indemnification provisions set forth in Article IX of Registrant's By-laws.

     Article ELEVENTH of Registrant's Certificate of Incorporation provides that no director of Registrant shall be personally liable to Registrant or to any of its shareholders for monetary damages for breach of fiduciary duty as a director, except if a judgment or other final adjudication adverse to such director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such director gained, in fact, a financial profit or other advantage to which he or she was not legally entitled or that such director's acts violated Section 719 of the NYBCL.

     As previously noted, Registrant has entered into indemnification agreements with each of its directors and officers (and intends in the future to enter into similar indemnification agreements with other persons who become directors or officers of Registrant) which require Registrant to, among other things, indemnify each director or officer for any and all judgments, fines, amounts paid in settlement and expenses incurred in connection with investigating, defending, being a witness or participating in any threatened, pending or completed action, suit, proceeding, inquiry or investigation, and to advance to each such director or officer his or her costs and expenses of any such suit, proceeding, inquiry or investiga-tion if such director or officer undertakes to pay back such advances to the extent required by law. Prior to a "Change in Control" (as defined in each indemnification agreement) of Registrant, a director or officer is not entitled to indemnification under such agreement in any action or proceed-ing voluntarily commenced by such indemnitee against Registrant or any director or officer of Registrant, unless the institution of such action or proceedings is joined in or consented to by Registrant.

     Sections 721 through 726 of the NYCBL provide for indemnification of directors and officers. If a director or officer is successful on the merits or otherwise in a legal proceeding, such person must be indemnified to the extent he or she was successful. Further, indemnification is permitted in both third-party and derivative suits if such person acted in good faith and for a purpose he or she reasonably believed was in the best interest of Registrant, and if, in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Indemnification under this provision applies to judgments, fines, amounts paid in settlement and reasonable expenses, in the case of derivative actions. In a derivative action, however, a director or officer may not be indemnified for amounts paid to settle such a suit or for any claim, issue or matter as to which such person shall have been adjudged liable to Registrant absent a court determination that the person is fairly and reasonably entitled to indemnity. Notwithstanding the failure of Regis-trant to provide indemnification and despite any contrary resolution of the board of directors, indemnification shall be awarded by the proper court pursuant to Section 724 of the NYBCL. Under New York law (and as provided in Article IX of Registrant's By-laws and in the indemnification agreements previously described), expenses may be advanced upon receipt of an under-taking by or on behalf of the director or officer to repay the amounts in the event the recipient is ultimately found not to be entitled to indemni-fication. The advance is conditioned only upon receipt of the undertaking and not upon a finding that the officer or director has met the applicable indemnity standards.

     In addition, Registrant has directors and officers liability insurance policies.

     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

     ITEM 8.   EXHIBITS.

     The exhibits filed as part of or incorporated by reference in this Registration Statement are listed in the Index of Exhibits.

     ITEM 9.   UNDERTAKINGS.

     Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration State-ment or any material change to such information in this Registration Statement.

     Provided however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amend-ment any of the securities being registered hereby which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securi-ties Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemni-fication against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted against Registrant by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.









                                 SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 24,1996.

                                   WOOLWORTH CORPORATION

                                   By:   /s/ Roger N. Farah
                                         Roger N. Farah
                                         Chairman of the Board and
                                         Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 24, 1996.

     Signature                                    Title

/s/ Roger N. Farah                 Director, Chairman of the Board and
    Roger N. Farah                 Chief Executive Officer; Principal
                                   Executive Officer

/s/ Andrew P. Hines                Senior Vice President and Chief
    Andrew P. Hines                Financial Officer; Principal Financial
                                   Officer

/s/ John A. Wozniak                Vice President and Controller; Principal
    John A. Wozniak                Accounting Officer

/s/ Dale W. Hilpert                Director, President and Chief
    Dale W. Hilpert                Operating Officer

    J. Carter Bacot*               Director
    Purdy Crawford*                Director
    Helen Galland*                 Director
    Philip H. Geier, Jr.*          Director
    Jarobin Gilbert, Jr.*          Director
    Margaret P. MacKimm*           Director
    John J. Mackowski*             Director
    James E. Preston*              Director
    Christoper A. Sinclair         Director

_____________
* Roger N. Farah, by signing his name hereto, is also signing as attorney-in-fact for the named directors.











                           WOOLWORTH CORPORATION

                             INDEX OF EXHIBITS

                                                          SEQUENTIALLY
     EXHIBIT                                                NUMBERED
     NUMBER                  DESCRIPTION                      PAGE

     4(a)          Registrant's Certificate of In-            N/A
                   corporation, as amended (incorpo-
                   rated herein by reference to: (a)
                   Exhibit 3(a) to Registrant's Reg-
                   istration Statement on Form S-4
                   filed on May 9, 1989 (Registra-
                   tion No. 33-288469)(the "S-4 Reg-
                   istration Statement"), (b) Exhib-
                   it 3(b) to Registrant's Registra-
                   tion Statement on Form 8-B filed
                   on August 7, 1989(Registration
                   No. 1-10299) and (c) Exhibit 4(a)
                   to Registrant's Quarterly Report
                   on Form 10-Q for the quarterly
                   period ended July 28, 1990).

     4(b)          Registrant's By-laws (incorporat-          N/A
                   ed herein by reference to Exhibit
                   3(ii) to Registrant's Annual Re-
                   port on Form 10-K for the fiscal
                   year ended January 29, 1994).

     4(c)          Indenture dated as of October 10,          N/A
                   1991 (Incorporated herein by ref-
                   erence to Exhibit 4.1 to Regis-
                   trant's Registration Statement on
                   Form S-3 (Registration No. 33-
                   43334) previously filed with the
                   SEC).

     4(h)          Rights Agreement dated as of               N/A
                   April 4, 1988, as amended January
                   11, 1989, between F.W. Woolworth
                   Co. ("FWW") and Morgan Sharehold-
                   er Services Trust Company (now,
                   First Chicago Trust Company of
                   New York), as Rights Agent (in-
                   corporated herein by reference to
                   (a) Exhibit 1 to the Registration
                   Statement on Form 8-A filed on
                   April 12, 1988 (Registration No.
                   1-238) and (b) the Form 8 Amend-
                   ment to that Form 8-A filed on
                   January 13, 1989).  The rights
                   and obligations of FWW under said
                   Rights Agreement were assumed by
                   Registrant pursuant to an Agree-
                   ment and Plan of Share Exchange
                   dated as Of May 4, 1989, by and
                   between FWW and Registrant (in-
                   corporated herein by reference to
                   Exhibit 2 to the S-4 Registration
                   Statement).

                                                          SEQUENTIALLY
     EXHIBIT                                                NUMBERED
     NUMBER                  DESCRIPTION                      PAGE

      5            Opinion of Skadden, Arps, Slate,            9
                   Meagher & Flom.

     23(a)         Consent of Skadden, Arps, Slate,           N/A
                   Meagher & Flom is contained in
                   its opinion filed as Exhibit 5 to
                   this Registration Statement.

     23(b)         Consent of KPMG Peat Marwick LLP.           11

     23(c)         Consent of Price Waterhouse LLP.            12

     24            Powers of Attorney granted to               13
                   Roger N. Farah, Dale W. Hilpert
                   and Gary M. Bahler.